Exhibit 10.2



                                ESCROW AGREEMENT
                                ----------------

                  ESCROW AGREEMENT dated as of the 22nd day of March, 1999, by and among:

                  BESICORP GROUP INC., a New York corporation, having an office at 1151 Flatbush Road, Kingston, NY 12401 ("Besicorp", and following the Merger, the "Surviving Corporation"); and

                  BESICORP LTD., a New York corporation, having an office at 1151 Flatbush Road, Kingston, NY 12401 ("BL"); and

                  BGI ACQUISITION CORPORATION, a New York corporation, having an office at 950 Third Avenue, 23rd Floor, New York, NY 10022 (the "Purchaser" and following the Merger, the "Surviving Corporation"); and

                  BGI ACQUISITION LLC, a Wyoming limited liability company, having an office at 950 Third Avenue, 23rd Floor, New York, NY 10022 (the "Parent"); and

                  ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C., having an office at 1345 Avenue of the Americas, New York, NY 10105 (the "Escrow Agent").


                               W I T N E S E T H:
                               -----------------


         WHEREAS, Besicorp, the Purchaser and the Parent (the Purchaser and the Parent are referred to collectively as "Buyer", and, following the Merger, shall mean Purchaser and the Surviving Corporation) are parties to an Agreement and Plan of Merger dated November __, 1998 (the "Merger Agreement"); and

         WHEREAS, it is a condition to the effectiveness of the Merger in the Merger Agreement that Besicorp effectuate the Distribution (as defined in the Merger Agreement), pursuant to which BL is to assume certain assets and liabilities of Besicorp (as more fully described in the Merger Agreement); and

         WHEREAS, Buyer and BL have entered into an Indemnification Agreement of even date herewith (the "Indemnification Agreement"), pursuant to which BL agrees to indemnify Buyer for Damages (as defined in the Indemnification Agreement) in connection with the items set forth therein; and

         WHEREAS, the Merger Agreement and the Indemnification Agreement contemplate the execution and delivery of this Escrow Agreement in order to escrow certain amounts for the purpose of securing certain amounts to be paid by Buyer and BL in connection with the discharge of the parties' obligations under the Indemnification Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       Defined Terms
                  -------------

                  (a) Defined  terms used herein and not  defined  herein  shall
have  the   meanings   ascribed  to  them  in  the  Merger   Agreement   or  the
Indemnification Agreement.

                  (b) "Buyer Monitoring Costs" shall mean the out-of-pocket expenses of Buyer (including the fees and expenses of attorneys and other professionals) incurred by Buyer in connection with its right to be represented by counsel with respect to BL Assumed Matters (where BL is contesting, defending, litigating, settling or otherwise controlling such matter pursuant to
Section 7 of the Indemnification Agreement). Notwithstanding any implication to the contrary contained herein, Buyer shall not receive more than $40,000 from the Escrow Fund with respect to Buyer Monitoring Costs in any calendar year.

                  (c) "BL Assumed Matters" shall mean each of the Existing Litigation Matters and the litigation or other matters prosecuted or defended by BL pursuant to Section 7 of the Indemnification Agreement. Following the date of this Agreement, additional matters may become BL Assumed Matters in the manner set forth in the Indemnification Agreement.

                  (d) "BL Permitted Internal Expenses" shall mean the expenses incurred internally by BL in connection with performance of its obligations under this Escrow Agreement or the Indemnification Agreement. BL Permitted Internal Expenses shall be determined and billed by BL on an hourly basis based upon BL's normal and customary billing rate charged to its customers in the ordinary course of its business. BL shall provide Buyer and the Escrow Agent documentation reasonably acceptable to Buyer (including billing rate information and amounts of hours and BL Permitted Internal Expenses per BL Assumed Matter) in connection with BL's requests for reimbursement of such BL Permitted Internal Expenses. Notwithstanding any implication to the contrary otherwise contained herein, BL shall not be entitled to receive payments from the Escrow Fund with respect to BL Permitted Internal Expenses in excess of the interest actually received from the investment of the Escrow Fund from the date hereof until the date of such claim for BL Permitted Internal Expenses, less the sum of (x) all amounts paid or payable to the Escrow Agent on account of Section 5(e) of this Agreement, (y) all bank charges due pursuant to Section 2(b) of this Agreement, and (z) any Taxes with respect to earnings on the Escrow Fund paid or payable in accordance with Section 6(b) of this Agreement.

                  (e) "Litigation Costs" shall mean all costs and expenses, except for costs and expenses which would not be permitted to be paid by a corporation to its directors or officers under

Sections 721 or 722 of the New York State Business Corporation Law (the "BCL Sections"), relating to the defense, prosecution, participation in administrative proceedings, responding to civil investigative demands or inquiries, settlement, or payment of (i) BL Assumed Matters; (ii) litigation arising out of or relating to any such BL Assumed Matters; (iii) indemnification of claims against Besicorp's directors and officers (prior to the Merger) for actions in their official capacity preceding the date of the Merger, or (iv) for defense, prosecution, participation in administrative proceedings, responding to civil investigative demands or inquiries, settlement, or payment of or by parties eligible to receive indemnity pursuant to the BCL Sections in connection with matters arising out of or relating to the Merger or the Distribution (including, for each of items (i) to (iv) above, counsel and witness fees and expenses including, to the extent permitted by subparagraph (d) above, BL Permitted Internal Expenses.) Notwithstanding the foregoing sentence, to the extent a set of facts could give rise to Litigation Costs and Buyer Indemnity
Claims (as defined herein) the provisions of the Indemnification Agreement (including Section 7 thereof) shall apply.

         2.       Escrow Deposits
                  ---------------

                  (a) The parties acknowledge and agree that no funds or other assets have been deposited with the Escrow Agent as of the date hereof. Such funding shall not occur until the occurrence of the Distribution.

                  (b) Simultaneously with the execution of this Agreement, Besicorp shall deposit with the Escrow Agent the sum of six million dollars ($6,000,000) ("the Escrow Fund"). In addition, interest on the Paying Agent account referred to in Section 2.3.8 of the Merger Agreement shall be transferred to the Escrow Fund at the time the payment is to be made pursuant to
Section 2.3.5 thereof. The Escrow Agent agrees to hold the Escrow Fund in escrow in accordance with the terms of this Escrow Agreement. The Escrow Funds shall be deposited by the Escrow Agent in a separate interest bearing money market bank account at Bankers Trust Company, New York, NY or in such other accounts or investments as Buyer and BL jointly agree in writing. The Escrow Agent shall not be responsible for any interest earned on the Escrow Funds, except for such interest as is actually received. The Escrow Agent shall have no obligation to obtain the best or otherwise seek to maximize the rate of interest earned on any of the Escrow Funds. Any bank fees or charges or similar items in connection with such investments shall be paid out of the Escrow Funds. Should the Merger Agreement terminate without the occurrence of the Merger (a "Termination"), this Agreement shall terminate and be of no further force or effect. Should the Escrow Fund be funded at the time of a Termination, all proceeds of the Escrow Fund shall be returned to Besicorp.

         3.       Disposition of the Escrow Fund
                  ------------------------------

                  (a) Use of Escrow Fund. The Escrow Fund shall serve as a source of funding claims for:

                           (i) (A) indemnity made by the Buyer pursuant to the Indemnification Agreement, including any claims for Buyer Monitoring Costs to the extent permitted under

         Section 1(b) hereof, any claims of Buyer with respect to BL Assumed Matters arising from the failure of BL to diligently prosecute or defend such BL Assumed Matters and any payment of fees and expenses of the Paying Agent pursuant to Section 2.3.8 of the Merger Agreement (all such claims described in this Section 3(a)(i), "Buyer Indemnity Claims") and (B) amounts in connection with any Tax refund set forth on a Return filed by Besicorp prior to the Merger to the extent such amounts have not been received by Besicorp or the Surviving Corporation prior to March 31, 1999 (a "Tax Refund Claim"), it being understood however, that Buyer shall repay to the Escrow Fund amounts received from an applicable taxing authority with respect to any Tax Refund Claim promptly following its receipt by the Surviving Corporation; and

                           (ii)      payment of Litigation Costs.

                  (b) Disbursements with respect to Buyer Indemnity Claims. If Buyer shall request a disbursement from the Escrow Fund associated with any Buyer Indemnity Claim or Tax Refund Claim, it shall give notice of such request (which may include Buyer Monitoring Costs to the extent permitted under Section 1 above) executed by Buyer, to the Escrow Agent and BL, which notice shall set forth the amount requested, the basis for such request, and reasonable documentation to support such request (such notice being substantially in the form of Exhibit A hereto), and shall include the Notice of Claim if the provision of a Notice of Claim is so required under the Indemnification Agreement. With respect to any Tax Refund Claim, the Escrow Agent shall disburse the amount requested within 5 days of its receipt of the notice. With respect to Buyer Indemnity Claims, in the event the Escrow Agent shall not have received a notice of objection from BL within 30 days after delivery of such notice, the Escrow Agent shall disburse the amount requested. In the event the Escrow Agent shall receive a timely notice of objection from BL, it shall not disburse the amount requested until it shall have received (i) the joint written notice of BL and the Buyer setting forth the joint direction of such parties (such notice being substantially in the form of Exhibit B hereto), (ii) a written instrument representing a final and non-appealable order or similar direction with respect to the disposition of such amount issued by the arbitrator or arbitration forum and using the procedures referred to in Section 6(b) of the Indemnification Agreement, or (iii) a certified copy of a final and non-appealable judgment of a court of competent jurisdiction directing the disbursement of such funds. Notwithstanding the foregoing, BL shall not unreasonably withhold its consent to a request by Buyer for payment of Buyer Indemnity Claims.

                  (c) Disbursements with respect to BL. If BL shall request a disbursement from the Escrow Fund with respect to Litigation Costs, it shall give notice of such request, executed by BL, to the Escrow Agent and Buyer through a notice in substantially the form of Exhibit C hereto) which notice shall set forth the amount requested, the basis for such request and reasonable documentation to support such request. BL shall give a separate notice with respect to each item of Litigation Costs, and shall provide a notice no less frequently than monthly with respect to each matter for which BL is then incurring Litigation Costs. In the event the Escrow Agent shall not have received a notice of objection from Buyer within 30 days after delivery of such notice, the Escrow Agent shall disburse the amount requested. In the event the Escrow Agent shall receive a timely notice of objection from Buyer, it shall not disburse the amount requested until it shall have received (i) the joint written instructions of BL and the Buyer setting forth the joint direction of such parties (such notice being substantially in the form of Exhibit B hereto), (ii) a written instrument representing a final and non-appealable order or similar direction with respect to the disposition of such amount issued by the arbitrator or arbitration forum and using the procedures referred to in Section 6(b) of the Indemnification Agreement, or (iii) a certified copy of a final and non-appealable judgment of a court of competent jurisdiction directing the disbursement of such funds. Notwithstanding the foregoing, but subject to the following sentence, Buyer shall not unreasonably withhold its consent to a request by BL for payment of Litigation Costs, it being understood that the term "not unreasonably" as used in this sentence shall be determined in light of all relevant factors, including
(x) the estimates of the amounts needed to complete each of the Existing Litigation Matters previously provided to Buyer and (y) amounts then remaining in the Escrow Fund.

         4.       Release of the Escrow Fund
                  --------------------------

                  (a) Release of Escrow Fund Proceeds. At any time following the fifth anniversary of the date hereof that each of the following conditions are fulfilled (collectively, the "Release Conditions"):

                           (i) all Buyer Indemnity Claims that have been set forth in notices provided under Section 3(b) of this Agreement have been settled and paid in accordance with the provisions of Section 3(b), no such claims remain outstanding, and that, in the reasonable judgement of Buyer, no future Buyer Indemnity Claims are foreseeable;

                           (ii) all claims of BL that have been set forth in notices provided under Section 3(c) of this Agreement have been settled and paid in accordance with the provisions of Section 3(c), and no such claims remain outstanding; and

                           (iii) each BL Assumed Matter has been settled through either (A) a final, non-appealable judgement against the Surviving Corporation and all Purchaser Indemnitees; or (B) a settlement or other conclusion to the BL Assumed Matter that (x) contains a release from all liability in favor of the Surviving Corporation and Purchaser Indemnitees without any further obligation by the Surviving Corporation or Purchaser Indemnitees to make any payment or incur any other Liability or Obligation with respect to such matter, (y) does not attribute by its terms liability to the Surviving Corporation or any Purchaser Indemnitee and (z) if the Scheduled Matter is litigation or a proceeding, includes as a term thereof a full dismissal of the litigation or proceeding with prejudice.

BL may, at its option, notify the Escrow Agent and the Buyer that all of the Release Conditions have been fulfilled. In the event the Escrow Agent shall not have received a notice of objection from the Buyer at least ninety (90) days after delivery of such notice, it shall be entitled to disburse all amounts then remaining in the Escrow Fund and this Agreement shall terminate. In the event that the Escrow Agent shall receive a timely notice of objection from the Buyer, it shall not disburse any portion of the Escrow Fund and shall disburse the Escrow Fund only in accordance with the provisions of the fourth sentence of Section 3(c) hereof.

                  (b) Consultations. BL and Buyer agree they will meet no less than annually for the purpose of examining the amounts set forth in the Escrow Fund and the amounts of Buyer Indemnity Claims and Litigation Costs expended from the Escrow, for the purpose of determining whether the amount of the Escrow Fund is more than sufficient to secure Buyer pursuant to the Indemnification Agreement.

         5.       Escrow Agent
                  ------------

                  (a) The  Escrow  Agent  shall  not be liable in any way to any party hereto for its refusal to comply with adverse claims or demands being made upon it and shall not be responsible for any act or failure to act on its part, nor shall it have any liability under this Escrow Agreement, except in the case of bad faith, willful default or gross negligence. The Escrow Agent's duties and responsibilities, in its capacity as such, shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be subject to, or recognize, any other agreement between any or all of the parties hereto even though reference thereto may be made herein, except to the extent that definitions contained in the Merger Agreement or the Indemnification Agreement and the alternative dispute resolution procedures of the Indemnification Agreement are incorporated into this Escrow Agreement. This Escrow Agreement may not be amended at any time in such a way as to affect the rights, responsibilities, obligations, liabilities or fees of the Escrow Agent except with the Escrow Agent's prior written consent, as evidenced by an instrument in writing signed by all the parties hereto.

                  (b) The Escrow Agent (so long as it is Robinson Brog Leinwand Greene Genovese & Gluck P.C.) or any member of its firm, shall be permitted to act as counsel for BL in any dispute or question as to any matter arising out of the Merger Agreement, the Distribution or the Transactions.

                  (c) The Escrow Agent may resign at any time upon ninety (90) days written notice to Buyer and BL and in such event, shall deliver the Escrow Funds and any interest thereon pursuant to the joint written instructions of BL and Buyer. The parties agree to make any necessary amendments to this Agreement to permit the successor escrow agent to assume the obligations of Escrow Agent under this Agreement. Should the successor escrow agent not assume this Agreement, the Escrow Agent may deposit the Escrow Fund and any such interest with the clerk of an appropriate court in New York, New York.

                  (d) Each of BL and Buyer agree, jointly and separately, to indemnify and hold harmless the Escrow Agent from and against any demands, claims, causes of action, liabilities, costs and expenses (including outside counsel fees and disbursements), arising out of this Escrow Agreement except for claims which are asserted against the Escrow Agent based upon the Escrow Agent's failure to comply with the terms and conditions of this Escrow Agreement or the bad faith, gross negligence or willful misconduct of the Escrow Agent; provided however, that (A) promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any such action, suit or proceeding, the Escrow Agent shall notify all parties hereto in writing of the existence of such demand, claim, action, suit or proceeding; (B) the indemnitor(s) shall be entitled, at its own expense, to participate in and assume the defense of any such action, suit or proceeding.

                  (e) The Escrow Agent shall be entitled to be compensated by BL for its reasonable time expended and disbursements incurred in connection with carrying out its duties hereunder.

                  (f) The Escrow Agent shall be entitled to rely or act upon any notice, instrument or document believed by it to genuine and to be executed and delivered by the proper person and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document. The Escrow Agent shall be entitled to refrain from taking any action other than to keep all cash and other payments and all other property held by it in Escrow and to make the investments as herein provided until it shall be directed otherwise in writing by the Buyer and BL, or as otherwise provided herein or by a final order. The Escrow Agent shall not have any interest in the Escrow Fund, other than possession thereof in its capacity as escrow agent hereunder.

         6.       Miscellaneous
                  -------------

         (a) Any notice to be delivered hereunder shall be delivered as provided and to the addresses as specified in Section 8.4 of the Merger Agreement. Any notice to the Escrow Agent shall be addressed as follows: Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, New York, NY 10105,
Attention: A. Mitchell Greene, telecopier No. (212) 956- 2164. Notices shall be deemed conclusively to have given or delivered hereunder if the same is in writing, signed by any authorized officer, partner or member and (a) mailed, by registered or certified mail, return receipt requested, postage prepaid; or (b) sent via expedited courier service that regularly requires signed receipts evidencing delivery at the addresses set forth in Section 8.4 of the Merger Agreement;

         (b) Each of BL, Besicorp, Purchaser and Parent has set forth its federal employer identification number below. Income taxes, if any, with respect to earnings on the Escrow Fund shall be paid from the Escrow Fund or, if no funds are available for such purpose, shall be fairly allocated in accordance with the Code.

         (c) This Escrow Agreement set forth the entire understanding of the parties with respect to the subject matter hereof and may not be changed orally. This Escrow Agreement shall be governed and construed pursuant to the laws of the state of New York, without giving effect to any principles of conflict of laws.

         (d) This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         (e) This Agreement shall not be assignable by the parties without the prior written consent of the other parties, except that at or prior to the Closing Buyer and/or the Surviving Corporation may assign their rights and delegate their duties under this Agreement to a subsidiary entity or to any affiliate and may assign their rights under this Agreement to their lenders for collateral security purposes, and after the Closing, Buyer may assign their respective rights and delegate their respective duties under this Agreement to any third party.

         (f) The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         (h) The invalidity of any provision of this Agreement or a portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

                                     *******

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date and year first above written.

                      BESICORP LTD.                 (FEIN: _______)


                      By:      /s/ Frederic M. Zinn
                               --------------------
                               Name: Frederic M. Zinn
                               Office: Senior Vice President


                      BESICORP GROUP INC.         (FEIN: _______)


                      By:      /s/ Frederic M. Zinn
                               --------------------
                               Name: Frederic M. Zinn
                               Office: Senior Vice President


                      BGI ACQUISITION CORP.       (FEIN: _______)


                      By:      /s/ James Haber
                               ---------------
                               Name:
                               Office:


                      BGI ACQUISITION LLC        (FEIN: _______)


                      By:      /s/ James Haber
                               ---------------
                               Name:
                               Office:

                      ROBINSON BROG LEINWAND GREENE
                      GENOVESE & GLUCK P.C.


                      By:      /s/ Marshall E. Bernstein
                               -------------------------
                               Name: Marshall E. Bernstein
                               Office:

                                    Exhibit A
                       FORM OF BUYER'S DISBURSEMENT NOTICE
                                   CERTIFICATE


          This certificate is being issued pursuant to Section 3(b) of that certain Escrow Agreement dated as of November __, 1998 by and among Besicorp Group Inc., a New York corporation' Besicorp Ltd., a New York corporation; BGI Acquisition Corporation, a New York corporation; BGI Acquisition LLC, a Wyoming limited liability company; and Robinson Brog Leinwand Greene Genovese & Gluck P.C. (the "Escrow Agreement"). Terms not defined in this certificate shall have the meanings set forth in the Escrow Agreement. The undersigned, a duly authorized officer of [Besicorp Group Inc./ BGI Acquisition LLC], hereby certifies that:

         1. Buyer is requesting the Escrow Agent release the amount of $_______ of the Escrow Fund.

         2. Buyer is requesting the amount in Paragraph 1 above on account of [brief description of the claim] (the "Claim");

         3. Attached hereto is documentation which supports the amount of the Claim;

         4. Attached hereto is the Notice of Claim with respect to the Claim, to
the  extent  the   Filing  of  a  Notice  of  Claim  was   required   under  the
Indemnification Agreement; and

         5. A copy of this Certificate, including all attachments, has been sent to BL in the manner set forth in the Indemnification Agreement.

         IN WITNESS WHEREOF, Buyer has executed and delivered this Certificate as of the ________day of ___________ ________.


                             [BESICORP GROUP INC./ BGI ACQUISITION LLC]

                              By:
                                 ---------------------------------------
                                   By:
                                     Its:

                                    Exhibit B
                        FORM OF JOINT DISBURSEMENT NOTICE
                                   CERTIFICATE


          This certificate is being issued pursuant to Section 3[(b/c)] of that certain Escrow Agreement dated as of November __, 1998 by and among Besicorp Group Inc., a New York corporation; Besicorp Ltd., a New York corporation; BGI Acquisition Corporation, a New York corporation; BGI Acquisition LLC, a Wyoming limited liability company; and Robinson Brog Leinwand Greene Genovese & Gluck P.C. (the "Escrow Agreement"). Terms not defined in this certificate shall have the meanings set forth in the Escrow Agreement. The undersigned, a duly authorized officer of [Besicorp Group Inc./ BGI Acquisition LLC] and a duly certified officer of BL each hereby certify that:

         1. On __________,  ___ _______  ___________________ filed a certificate
(a copy of which was attached to this certificate with the Escrow Agent) (the "Disputed Certificate") with the Escrow Agent and the other parties required under Section 3[(b/c)] of the Escrow Agreement.

         2. The other party receiving the Disputed Certificate disputed an element of the Disputed Certificate in accordance with the above provision of the Escrow Agreement.

         3. The parties hereto are now jointly requesting the Escrow Agent release the amount of $_______ of the Escrow Fund to _____________ as the agreed-to payment with respect to the Disputed Certificate.

         IN WITNESS WHEREOF, Buyer and BL have executed and delivered this Certificate as of the ________day of ___________ ________.


                         [BESICORP GROUP INC./ BGI ACQUISITION LLC]


                          By:
                             --------------------------------------
                                 By:
                                   Its:


                           BESICORP LTD.

                           By:
                              --------------------------------------
                                  By:
                                    Its:

                                    Exhibit C
                        FORM OF BL'S DISBURSEMENT NOTICE
                                   CERTIFICATE


          This certificate is being issued pursuant to Section 3(c) of that certain Escrow Agreement dated as of November __, 1998 by and among Besicorp Group Inc., a New York corporation; Besicorp Ltd., a New York corporation; BGI Acquisition Corporation, a New York corporation; BGI Acquisition LLC, a Wyoming limited liability company; and Robinson Brog Leinwand Greene Genovese & Gluck P.C. (the "Escrow Agreement"). Terms not defined in this certificate shall have the meanings set forth in the Escrow Agreement. The undersigned, a duly authorized officer of BL, hereby certifies that:

         1. BL is requesting the Escrow Agent release the amount of $_______ of the Escrow Fund on account of Litigation Costs paid by BL.

         2. Buyer is requesting the amount in Paragraph 1 above on account of [brief description of the claim] (the "Claim").

         3. Attached hereto is documentation which supports the amount of the Claim.

         4. BL has previously claimed the amount of $_______ with respect to the matter for which the Litigation Costs the subject of this Certificate are being paid.

         5. The amounts being requested pursuant to this Certificate have been used in a manner reasonably believed by BL to bring the matter for which the Litigation Costs are being spent on to conclusion in an economically efficient manner and as quickly as reasonably possible.

         6. A copy of this Certificate, including all attachments, has been sent to Buyer in the manner set forth in the Indemnification Agreement.

         IN WITNESS WHEREOF, BL has executed and delivered this Certificate as of the ________day of ___________ ________.


                                      BESICORP LTD.

                                      By:
                                         -------------------------
                                            By:
                                              Its: